UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2010

Home School Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Florida	0-53133	26-1983716
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

2700 South River Road, Suite 106

Des Plaines, Illinois 60018

(Address of Principal Executive Offices including Zip Code)

(847) 391-5079

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 18, 2009, the Company acquired the exclusive rights to publish the works (the “works”) of the AVKO Foundation (“AVKO”) in the US and Canada and exclusive rights to assign publication rights to others world-wide outside the US and Canada. The term of these rights is perpetual. Foremost among these works is the Sequential Spelling series.

The Company paid $300,000 for these rights. Payment was made in the form of a $50,000 note of 30 days term and bearing no interest and $250,000 in shares at the price of $0.05 per share. This equates to 5,000,000 shares.

The Company further agreed to pay an additional $50,000 in cash and $250,000 in shares at such time as $300,000 in revenue has been generated from the acquired rights. The works generated revenue of $311,000 in the fiscal year ended June 30, 2009. The agreement has been attached as Exhibit 10.1.

SECTION 3 – Securities and Trading Markets

Item 3.03 Material Modification to Rights of Securities Holders

On December 28, 2009, the Board of Directors unanimously approved a resolution bearing on the exercise of outstanding options with an expiration date of December 31, 2009.

All holders of options which were scheduled to expire on December 31, 2009 who are active members of the Board of Directors, officers or employees of the Company as of December 28, 2009 may exercise their options at the current price of $0.033 per share and make payment with interest bearing notes. These notes have terms of six months and carry an interest rate of 5% accruing from the date of the first trade of the securities of the Company on a public exchange. These notes are to be redeemed in cash or for shares. If redeemed for shares, the redemption is executed at the price of $0.033 per share or the current market price, whichever is greater.

46,649,520 options held by Thomas Morrow, Chairman and CEO of the Company, and 16,200,000 options held by Kenneth Lydecker, Board Member, were exercised pursuant to the resolution. The Company recorded $3,142,476 in Notes Receivable as a result of these transactions. A specimen of the Note has been attached as Exhibit 10.2.

SECTION 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certified Accountant

On May 1, 2009, the services of LWBJ Financial, LLP as auditor of Home School, Inc. (the “Acquired”) were terminated as a result of the merger of the Acquired into Narayan Capital Corp. The existing certified accountant of Narayan Capital Corp, now know as Home School Holdings, Inc, Lake & Associates CPA’s LLC., has and will serve the merged entity going forward.

SECTION 5 – Corporate Governance

Item 5.03 Amendments to the Articles of Incorporation or Bylaws

On December 28, 2009, the Board of Directors, acting on behalf of the shareholders by vote of shareholders holding a majority of the shares of the Common Stock of the Company, changed the Bylaws of the Company to hold the annual election of the Board of Directors on April 15, 2010 and every year on April 15 thereafter. The current Board will continue to serve until the election takes place. All other election procedures remain unchanged.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Publishing Rights Agreement

10.2	Short-term Note Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME SCHOOL HOLDINGS, INC.

DATE: January 5, 2010	By:	/s/ Thomas Morrow Thomas Morrow Chief Executive Officer